                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the use of our reports dated February 1, 1996, with respect to the financial statements of Adco Techologies Inc. and March 18, 1994, with respect to the financial statements of Adco Products, Inc. included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-14913), dated January 16, 1997, and the related Prospectus of Astor Holdings II, Inc.

ERNST & YOUNG LLP
Detroit, Michigan
January 16, 1997